Exhibit 99.1

RMX Industries, Inc. Progresses Toward Launch of Next-Gen Visual Intelligence Solution

Dallas, TX — May 12, 2026 — RMX Industries, Inc. (“RMX” or the “Company”) (OTCQB: RMXI), a technology company redefining how visual data moves and performs across constrained networks, today announced an important step toward the upcoming launch of its new AI-powered product, the next stage in the Company’s evolution from high-performance compression to intelligent, real-time visual decision-making.

RMX believes it has established its credentials in defense and security, delivering field-proven solutions in advanced video compression and real-time data optimization where bandwidth is scarce and margins for error do not exist. Now the Company is advancing beyond this foundation and pushing it forward by building a product that doesn’t just move visual data faster, but makes it smarter, helping organizations capture, understand, and act on what they’re seeing in real time, even when connectivity is limited.

As part of this push, RMX has entered into an agreement to acquire AI-centered intellectual property from Apollo Group Enterprises, a purpose-built tech stack for high-performance video and real-time analytics, developed by a team with deep expertise in AI and advanced software systems. We believe that this new IP asset will strengthen RMX’s AI capabilities, shorten the path to market, and add meaningful depth to the product’s technical foundation.

RMX is responding to direct customer demand for an advanced AI-powered visual intelligence solution that scales, performs under pressure, and works across defense, security, and commercial environments without compromise.

About RMX: RMX Industries, Inc. (OTCQB: RMXI) is a technology company delivering advanced data compression and video optimization solutions that secures the data continuum from beyond the edge to operational cores. Through proprietary, field-validated technology originally developed for defense and security applications, RMX aims to transform how organizations capture, transmit, store, and deliver visual data across environments with any bandwidth while specializing in the most constrained networks where traditional solutions fail. RMX’s solutions are designed to operate seamlessly across any infrastructure, from tactical radios and narrowband satellite links to high-bandwidth enterprise cloud systems, ensuring critical visual intelligence reaches those who need it most, when they need it most, regardless of whether connectivity is abundant, limited, degraded, or contested. For more information, visit www.rmx.io.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that are subject to various risks and uncertainties. In addition, our representatives or we may make forward-looking statements orally or in writing from time to time. We base these forward-looking statements on our expectations and projections about future events, which we derive from the available information. Such forward-looking statements relate to future events or our future performance, including our financial performance and projections, revenue and earnings growth, and business prospects and opportunities. You can identify forward-looking statements by those that are not historical facts, particularly those that use terminology such as “intends,” “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, including the risks described in the risk factors section of the reports and other documents that we file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements except as may be required by law.

Media Contact: media@rmx.io

Investor Relations: ir@rmx.io